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Exhibit 10.15

CB COMMERCIAL	INDUSTRIAL REAL ESTATE LEASE MULTI-TENANT FACILITIES CB COMMERCIAL REAL ESTATE GROUP, INC. BROKERAGE AND MANAGEMENT LICENSED REAL ESTATE BROKER

ARTICLE ONE:    BASIC TERMS

        This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below Other Articles. Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01. Date of Lease:	June 2. 1998
Section 1.02. Landlord (include legal entity):	EMERYVILLE BUSINESS CENTRE
Address of Landlord:	5835 Doyle Street. Ste. 101, Emeryville, CA 94608
Section 1.03. Tenant (include legal entity):	ALIBRUS, A California Corporation
Address of Tenant:	1250 45th Street. Ste 100
Emeryville, CA 94608
Section 1.04. Property:	The Properly is part of Landlord's multi-tenant real property development known as
EMERYVILLE BUSINESS CENTRE

and described or depicted in Exhibit "A" (the "Project"). The Project includes the land, the buildings and all other improvements located on the land, and the common areas described in Paragraph 4.05(a). The Property is (include street address, approximate square footage and description)
1250 - 45th Street, Ste. 100 an approximately 9,034 sq. ft.
Section 1.05. Lease Term:	5 years 0 months beginning on July 1. 1998
or such other date as is specified in this Lease. and ending on	June 30, 2002
Section 1.06. Permitted Uses: (See Article Five)	Office for Internet Services
Section 1.07. Tenant's Guarantor: (If none, so state)
Section 1.08. Brokers: (See Article Fourteen) (if none, so state)
Landlord's Broker:	CB Richard Ellis
Tenant's Broker:	La Salle
Section 1.09. Commission Payable to Landlord's Broker: (See Article Fourteen)	$ Per Agreement
Section 1.10. Initial Security Deposit: (See Section 3.03)	11.744.20
Section 1.11. Vehicle Parking Spaces Allocated to Tenant: (See Section 4.05)	(12) Twelve

Section 1.12. Rent and Other Charges Payable by Tenant:
(a) BASE RENT	Eleven Thousand Seven Hundred Forty Four & 20/100 Dollars ($11,744.20)

per month for the first 12 months, as provided in Section 3.01, and shall be increased on the first day of the 13th, 25th, 37th & 49th month(s) after the Commencement Date, either (i) or (ii) See Article 16. (If (ii) is completed, then (i) and Section 3.02 are inapplicable.)
(b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03);
(iii) Insurance Premiums (See Section 4.04); (iv) Tenant's Initial Pro Rata Share of Common Area Expenses	8.5%

(See Section 4.05); (v) Impounds for Insurance Premiums and Property Taxes (See Section 4.08); (vi) Maintenance, Repairs and Alterations (See Article Six). Initial Common Area Maintenance Expense is $.24 per sq. ft.
Section 1.13. Landlord's Share of Profit on Assignment or Sublease: (See Section 9.05)	one hundred
percent (100%) of the Profit (the "Landlord's Share").
Section 1.14. Riders: The following Riders are attached to and made a part of this Lease: (If none, so state)
1)	Addendum
2)	Disclosure Statement
3)	Option to extend Term Lease Rider
4)	Site plan

ARTICLE TWO:    LEASE TERM

        Section 2.01.    Lease of Property For Lease Term.    Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

        Section 2.02.    Delay In Commencement.    Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Commencement Date. Landlord's non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Property to Tenant within sixty (60) days after the Commencement Date. Tenant may elect to cancel this Lease by giving written notice to Landlord within twenty (20) days after the sixty (60)-day period ends. If Tenant gives such notice, the Lease shall be cancelled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease. Insert "Insert to Page 2 [1]"

        Section 2.03.    Early Occupancy.    If Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

        Section 2.04.    Holding Over.    Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant. Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE:    BASE RENT

        Section 3.01.    Time and Manner of Payment.    Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Article 16 for the first rnonth of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter. Tenant shall pay Landlord the Base Rent, in advance, without offset. deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

        Section 3.03.    Security Deposit; Increases.

          (a)   Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant where such defaults are not cured by Tenant within any cure period referred to in Article 10. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

        Section 3.04.    Termination; Advance Payments.    Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit. Any advance rent or other advance payments made by Tenant to Landlord and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR:    OTHER CHARGES PAYABLE BY TENANT

        Section 4.01.    Additional Rent.    All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

        Section 4.02.    Property Taxes.

          (a)    Real Property Taxes.    Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.02(c) and Section 4.08 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10) -day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

          (b)    Definition of "Real Property Tax."    "Real property tax" means: (i) any fee, license tee, license tax, business license tee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property: (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

          (c)    Joint Assessment.    If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

          (d)    Personal Property Taxes.

              (i)  Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

             (ii)  If any of Tenant's personal property is taxed with the Properly, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

        Section 4.03.    Utilities.    Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

        Section 4.04.    Insurance Policies.

          (a)    Liability Insurance.    During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

          (b)    Property and Rental Income Insurance.    During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars ($10,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

          (c)    Payment of Premiums.    Subject to Section 4.08, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). For insurance policies maintained by Landlord which cover improvements on the entire Project, Tenant shall pay Tenant's prorated share of the premiums, in accordance with the formula in Paragraph 4.05(e) for determining Tenant's share of Common Area costs, If insurance policies maintained by Landlord cover improvements on real property other than the Project, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

          (d)    General Insurance Provisions.

              (i)  Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

             (ii)  If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

            (iii)  Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, asset forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

            (iv)  Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage Insert "Insert to Page 4 [1]". Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

        Section 4.05.    Common Areas; Use, Maintenance and Costs.

          (a)    Common Areas.    As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant's use of or access to the Property.

          (b)    Use of Common Areas.    Tenant shall have the nonexclusive right (in common with other tenants and an other to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

          (c)    Specific Provision re: Vehicle Parking.    Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of the Lease without paying any additional rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of this Lease, such conduct shall be a material breach of this Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle.

          (d)    Maintenance of Common Areas.    Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord's reasonable discretion, as a first-class industrial/commercial real property development. Tenant shall pay Tenant's pro rata share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than tenants' signs); premiums for liability, property damage, fire and other types of casualty insurance on the

  Common Areas and worker's compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, paving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement and exterior painting and other appropriate reserves; and a reasonable allowance to Landlord for Landlord's supervision of the Common Areas (not to exceed eight percent (8%) of the gross rents of the Project for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area costs. Insert "Inserts to Page 5 [1]"

          (e)    Tenant's Share and Payment.    Tenant shall pay Tenant's annual pro rata share of all Common Area costs (prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenant's pro rata share shall be calculated by dividing the square foot area of the Property, as set forth in Section 1.04 of the Lease, by the aggregate square foot area of the Project which is leased or held for lease by tenants, as of the date on which the computation is made. Tenant's initial pro rata share is set out in Paragraph 1.12(b). Any changes in the Common Area costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord may, at Landlord's election, estimate in advance and charge to Tenant as Common Area costs, all real property taxes for which Tenant is liable under Section 4.02 of the Lease, all insurance premiums for which Tenant is liable under Section 4.04 of the Lease, all maintenance and repair costs for which Tenant is liable under Section 6.04 of the Lease, and all other Common Area costs payable by Tenant hereunder. At Landlord's election, such statements of estimated Common Area costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord. Landlord may adjust such estimates at anytime based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period.

        Section 4.06.    Late Charges.    Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within five (5) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

        Section 4.07.    Interest on Past Due Obligations.    Any amount owed by Tenant to landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

        Section 4.08.    Impounds for Insurance Premiums and Real Property Taxes.    If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12) -month period. Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE:    USE OF PROPERTY

        Section 5.01.    Permitted Uses.    Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

        Section 5.02.    Manner of Use.    Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the right of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, excluding a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act. Insert "Inserts to Page 5 [2] "

        Section 5.03.    Hazardous Materials.    As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

        Section 5.04.    Signs and Auctions.    Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

        Section 5.05.    Indemnity.    Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be cone in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Terant's obligations under this Lease: (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other negligent acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or at Landlord's election. Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

        Section 5.06.    Landlord's Access.    Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant at least twenty-four (24) hour prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

        Section 5.07.    Quiet Possession.    If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX:    CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

        Section 6.01.    Existing Conditions.    Tenant accepts the Property in its condition as of the execution of the Lease. subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord's Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease. Notwithstanding anything contained in this Section 6.01 to the contrary, (i) to Landlord's knowledge, the Property does not violate applicable laws; and (ii) Tenant Shall not be required to make any modifications to the Property into compliance with applicable laws except to the extent Tenant's acts cause such non-compliance. Insert "Inserts to Page 6 [1]".

        Section 6.02.    Exemption of Landlord from Liability.    Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct. Notwithstanding anything contained in this Lease to the contrary, neither Landlord nor Tenant shall be liable to the other with respect to consequential or special damages arising out of any breach or alleged breach of any pr9ovision of this Lease or any other conduct of the parties at the Project or the Property. Insert "Inserts to Page 6 [2]"

        Section 6.03.    Landlord's Obligations.

        (a)   Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repair; the foundations, exterior walls and roof of the Property (including painting the exterior surface of the exterior walls of the Property not more often than once every five (5) years, if necessary) and all components of electrical, mechanical, plumbing, heating and air conditioning systems and facilities located in the Property which are concealed or used in common by tenants of the Project. However. Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs.

        (b)   Tenant shall pay or reimburse Landlord for all costs Landlord incurs under Paragraph 6.03(a) above as Common Area costs as provided for in Section 4.05 of the Lease. Tenant waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Property in good order, condition and repair.

        Section 6.04.    Tenant's Obligations.

        (a)   Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all nonstructural portions of the Property (including nonstructural, interior, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor, unless Landlord maintains such equipment under Section 6.03 above. If any part of the Property or the Project is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition. Insert "Insert to Page 6 [3]".

        (b)   Tenant shall fulfill all of Tenant's obligations under this Section 6.04 at Tenant's sole expense. If Tenant tails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of

Tenant. in such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

        Section 6.05.    Alterations, Additions, and Improvements.

        (a)   Tenant shall not make any alterations, additions, or improvements to the Property without Landlords prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10.000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations. additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner. in conformity with all applicable laws and regulations. and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

        (b)   Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

        Section 6.06.    Condition upon Termination.    Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except far ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense Insert "Insert to Page 7 [1]". All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates: or other similar building operating equipment and decorations.

ARTICLE SEVEN:    DAMAGE OR DESTRUCTION

        Section 7.01.    Partial Damage to Property.

        (a)   Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%)) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) plus the amount of any deductible are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasohably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

        (b)   If the insurance proceeds received by Landlord plus the amount of any deductible are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

        (c)   If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

        Section 7.02.    Substantial or Total Destruction.    If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

        Section 7.03.    Temporary Reduction of Rent.    If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

        Section 7.04.    Waiver.    Tenant waives the protection of any statute, code or judicial decision which grants a tenant the nah; to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any suostantial or total destruction to the Property.

ARTICLE EIGHT:    CONDEMNATION

        If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE:    ASSIGNMENT AND SUBLETTING

        Section 9.01.    Landlord's Consent Required.    No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than fifty percent (50%) of the partnership interests shall require Landlord's consent. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord's consent.

        Section 9.02.    Tenant Affiliate.    Tenant may assign this Lease or sublease the Property, without landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of.Tenant's obligations under this Lease. Insert "Insert to Page 8 [1]"

        Section 9.03.    No Release of Tenant.    No transfer permittted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

        Section 9.04.    Offer to Terminate.    If Tenant desires to assign the Lease or sublease the Property other than to a Tenant's affiliate, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

        Section 9.05.    Landlord's Consent.

        (a)   Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

        (b)   If Tenant assigns or subleases other than to a Tenant's affiliate, the following shall apply:

            (i)  Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Properly is the rent allocable to the subleased space as a percentage on a square footage basis.

           (ii)  Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verity the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenants obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

        Section 9.06.    No Merger.    No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN:    DEFAULTS; REMEDIES

        Section 10.01.    Covenants and Conditions.    Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

        Section 10.02.    Defaults.    Tenant shall be in material default under this Lease:

        (a)   If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

        (b)   If Tenant fails to pay rent or any other charge when due: Insert "Insert to Page 9 [1]"

        (c)   If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance. Tenant shall not be in default if Tenant commences such performance within the thirty (30) -day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

        (d)   (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under t is Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

        (e)   If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

        Section 10.03.    Remedies.    On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

        (a)   Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs. or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

        (b)   Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

        (c)   Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

        Section 10.04.    Repayment of "Free" Rent.    If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "tree" rent is called the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's lull. faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforces as if there were no such rent abatement or other rent concession. In such case Abated Rent small be calculated based on the full initial rent payable under this Lease.

        Section 10.05.    Automatic Termination.    Notwithstanding any other term or provision hereof to the contrary, the Lease snail terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

        Section 10.06.    Cumulative Remedies.    Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN:    PROTECTION OF LENDERS

        Section 11.01.    Subordination.    Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

        Section 11.02.    Attornment.    If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

        Section 11.03.    Signing of Documents.    Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-intact of Tenant to execute and deliver any such instrument or document.

        Section 11.04.    Estoppel Certificates.

        (a)   Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default. stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

        (b)   If Tenant does not deliver such statement to Landlord within such ten (10) -day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

        Section 11.05.    Tenant's Financial Condition.    Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE:    LEGAL COSTS

        Section 12.01.    Legal Proceedings.    If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' tees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party agents. Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code. as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal tees or costs Landlord incurs in any such claim or action.

        Section 12.02.    Landlord's Consent.    Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN:    MISCELLANEOUS PROVISIONS

        Section 13.01.    Non-Discrimination.    Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

        Section 13.02.    Landlord's Liability; Certain Duties.

        (a)   As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under aground lease of the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

        (b)   Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However. if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) -day period and thereafter diligently pursued to completion.

        (c)   Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, off icirs or other principals hall have any personal liability under this Lease.

        Section 13.03.    Severability.    A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

        Section 13.04.    Interpretation.    The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees. contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

        Section 13.05.    Incorporation of Prior Agreements; Modifications.    This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

        Section 13.06.    Notices.    All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

        Section 13.07.    Waivers.    All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

        Section 13.08.    No Recordation.    Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

        Section 13.09.    Binding Effect; Choice of Law.    This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

        Section 13.10.    Corporate Authority; Partnership Authority.    If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authgrizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, trial he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

        Section 13.11.    Joint and Several Liability.    All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

        Section 13.12.    Force Majeure.    If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shalll be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

        Section 13.13.    Execution of Lease.    This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

        Section 13.14.    Survival.    All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN:    BROKERS

        Section 14.01.    Broker's Fee.    When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in Section 1.08 above, if any, as provided in the written agreement between Landlord and Landlord's Broker, or the sum stated in Section 1.09 above for services rendered to Landlord by Landlord's Broker in this transaction. Landlord shall pay Landlord's Broker a commission if Tenant exercises any option to extend the Lease Term or to buy the Property, or any similar option or right which Landlord may grant to Tenant, or if Landlord's Broker is the procuring cause of any other lease or sale entered into between Landlord and Tenant covering the Property. Such commission shall be the amount set forth in Landlord's Broker's commission schedule in effect as of the execution of this Lease. If a Tenant's Broker is named in Section 1.08 above, Landlord's Broker shall pay an appropriate portion of its commission to Tenant's Broker if so provided in any agreement between Landlord's Broker and Tenant's Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord's Broker.

        Section 14.02.    Protection of Brokers.    If Landlord sells the Property, or assigns Landlord's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord's Broker thereafter required of Landlord under this Article Fourteen. Landlord's Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorneys' fees to be paid by the losing party. Such attorneys' fees shall be fixed by the court in such action. This Paragraph is included in this Lease for the benefit of Landlord's Broker.

        Section 14.03.    Agency Disclosure; No Other Broilers.    Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transalction except: CB COMMERCIAL REAL ESTATE GROUP, INC., who represents Landlord, and La Salle Partners, who represents Tenant.

        In the event that CB COMMERCIAL REAL ESTATE GROUP, INC. represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

ARTICLE FIFTEEN:    COMPLIANCE

        The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

        ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

        Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures oelow anc have initialed all Riders which are attached to or incorporated by reference in this Lease.

"LANDLORD"
Signed on	June 24, 1998 at Emeryville, CA	Emeryville Business Centre
		By:	/s/ RONALD J. SILBERMAN
		Its:	General Partner
By:

Its:

"TENANT"
Signed on	June 23, 1998
at	Emeryville, CA	Alibrus, a California Corporation
		By:	/s/ LAWRENCE LOUIE
		Its:	CFO
By:

Its:

        IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

        THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS® INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS? INC., ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION. LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.

ADDENDUM TO THE STANDARD INDUSTRIAL LEASE DATED JUNE 2, 1998 BY AND BETWEEN EMERYVILLE BUSINESS CENTRE, LANDLORD, AND ALIBRUS, A CALIFORNIA CORPORATION, TENANT. AT THE CERTAIN INDUSTRIAL PROPERTY LOCATED AT 1250-45TH STREET, SUITE 100, EMERYVILLE. CA 94608

Article 16	RENTAL SCHEDULE:
Month 1—Free*
Months 2 through 12—$11.744.20 per month
Months 13 through 24—$12,096.53 per month
Months 25 through 36—$12,459.42 per month
Months 37 through 48—$12,833.21 per month
Months 49 through 60—$13,218.20 per month
*Tenant shall be responsible for the Additional Rent Charges during month I of the Lease Term.

In addition to the foregoing, in lieu of Tenant's broker claiming a commission arising out of this transaction. Landlord shall credit Tenant towards rent due during the second and third month of the initial term of this lease the sum of $21.902.90

Article 17	TENANT IMPROVEMENTS ALLOWANCE:

During the initial term of the Lease. at Tenant's request and subject to Landlord's reasonable approval, Landlord shall construct certain Tenant Improvements to the Property. The cost of the Tenant Improvements plus interest thereon at the rate of 10% per annum from the time incurred shall be paid by Tenant as additional rent amortized over the last thirty-six (36) months of the initial term of the Lease. In addition. at Tenant's request. Landlord will install a new- foam roof on the building on which the Property is a part. Tenant shall pay Landlord a portion of the cost of such roof determined by dividing the initial tem of the Lease (i.e., five (5)) by the warranty life of the roof, which amount shall be payable by Tenant as additional rent in equal monthly installments over the last thin-six (36) months of the initial term of the Lease. If Tenant exercises Option to Extend Lease, then the Tenant shall continue to pay the amortized cost of the roof as Additional Rent.

Article 18	FIRST RIGHT OF REFUSAL:

Tenant shall have the first right of refusal to lease the contiguous vacant unit at the then market rent. If at any time during the lease term,. Landlord intends to offer the adjacent vacant units for lease to, excluding current occupant. third parties or to accept an offer of a third party to lease the contiguous units, Landlord shall give written notice to Tenant of the rental rate and other material terms upon which Landlord is willing to lease the adjacent units. Tenant shall have twenty-four (24) hours after receipt of notice from Landlord in which to accept such Offer. Tenant shall accept such offer, if at all, only by written notice to Landlord in which Tenant agrees to lease the contiguous space at the price and terms conditions contained in the Landlord's notice. Landlord shall prepare an amendment to the original lease agreement based on the agreed upon terms and conditions. If Tenant fails to give Landlord notice of Tenant's acceptance of tile offer contained in Landlord's notice within the twenty-four (24) hour period, then all rights of the Tenant to lease the contiguous unit under this agreement shall terminate and Landlord shall have no further obligation to notify Tenant of any other proposed Lease Agreements on the adjacent units. Landlord shall thereafter have the unconditional right to lease the contiguous space to third parties or to accept the offers from third parties to lease the contiguous space without further obligations to the Tenant, provided such Leases are on the substantially the same terms as was offered to Tenant.

LANDLORD	TENANT
/S/ RONALD J. SILBERMAN	/S/ LAWRENCE LOUIE

SECOND ADDENDUM TO THE STANDARD INDUSTRIAL LEASE DATED JUNE 2, 1998 BY AND BETWEEN EMERYVILLE BUSINESS CENTRE. LANDLORD, AND ALIBRUS.A CALIFORNIA CORPORATION, TENANT. AT THE CERTAIN INDUSTRIAL PROPERTY LOCATED AT 1250-45TH STREET, SUITE 100, EMERYVILLE. CA 94608

INSERTS TO LEASE

Insert to Page 2

[1]
Landlord shall use its best efforts to deliver possession of the Property to Tenant by the Commencement Date.

Insert to Page 4

[1]
or any insurance policy required to be in force pursuant to the terms of this Section 4,04, even if such policy is not in force due to the breach by Landlord or Tenant of its obligations hereunder.

Inserts to Page 5

[1]
Common Area costs shall also not include any capital expenditures or repairs. the cost of any improvements or modifications requested by or required by particular tenants of the Protect. the costs of repairing any latent defects in the Project and costs arising out of the negligence of Landlord or its contractors or employees.

[2]
Notwithstanding the foregoing to the contrary, (i) Landlord represents that there is a certificate of occupancy for the Property allowing use of the same for general office purposes. and (ii) Tenant shall have no responsibility or obligation to ensure that the Property complies with applicable codes, including the American's With Disabilities Act, except to the extent Tenant's acts cause such non-compliance. Tenant. However, shall be responsible for a mechanical lift or elevator to mezzanine if required by any governmental agency.

Inserts to Page 6

[1]
Notwithstanding anything contained in this Section 6.01 to the contrary, (i) to Landlord's knowledge, the Property does not violate applicable laws; and (ii) Tenant shall not be required to make any modifications to the Property in order to bring the Property into compliance with applicable laws. except to the extent Tenant's acts cause such non-compliance.

[2]
Notwithstanding anything contained in this Lease to the contrary, neither Landlord nor Tenant shall be liable to the other with respect to consequential or special damages arising out of any breach or alleged breach of any provision of this Lease or any other conduct of the parties at the Project or the Property.

[3]
Notwithstanding the foregoing, Tenant shall have no obligation to make any capital improvements or replacements to the Property, except to the extent of damage caused by any act or omission of Tenant.

Insert to Page 7

[1]
Landlord will make its best efforts, but shall have no obligation to, notify Tenant at time of approval of improvements whether or not Tenant will be required to remove such improvements at the vacation of Premises.

Insert to Page 9

[1]
with such failure continuing for a period of five (5) days after written notice thereof from Landlord to Tenant.

Insert to Page 8

[1]
or to any entity that purchases substantially all of the capital stock of Tenant.

AGREED AND ACCEPTED		AGREED AND ACCEPTED
TENANT: Alibrus		LANDLORD: Emeryville Business Centre
BY:	/S/ LAWRENCE LOUIE	BY:	/S/ RONALD J. SILBERMAN
DATE:	6/23/98	DATE:	6/24/98

CB COMMERCIAL	OPTION TO EXTEND TERM LEASE RIDER CB COMMERCIAL REAL ESTATE GROUP, INC. BROKERAGE AND MANAGEMENT LICENSED REAL ESTATE BROKER

        This Rider is attached to and made part of that certain Lease (the "Lease") dated June 2, 1998 between Emeryville Business Centre, as Landlord, And Alibrus, a California Corporation as Tenant, covering the Property commonly known as 1250 - 45th Street, Suite 100 Emeryville, CA 94608 (the "Property"). The terms used herein shall have the same definitions as set forth in the Lease. The provisions of this Rider shall supersede any inconsistent or conflicting provisions of the Lease.

A.    Option(s) to Extend Term.

        1.     Grant of Option.

Landlord hereby grants to Tenant One (1) option(s) (the "Option(s)") to extend the Lease Term for additional term(s) of Five (5) years each (the "Extension(s)"), on the same terms and conditions as set forth in the Lease, but at an increased rent as set forth below. Each Option shall be exercised only by written notice delivered to Landlord at least one hundred twenty (120) days before the expiration of the Lease Term or the preceding Extension of the Lease Term, respectively. If Tenant fails to deliver Landlord written notice of exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option shall be exercisable by Tenant on the express conditions that (a) at the time of the exercise, and at all times prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of the Lease and (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during the Lease Term and all preceding Extensions.

        2.     Personal Options.

        The Option(s) are personal to the Tenant named in Section 1.03 of the Lease or any Tenant's Affiliate described in Section 9.02 of the Lease. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest under the Lease to an entity other than a Tenant Affiliate prior to the exercise of an Option (whether with or without Landlord's consent), such Option and any succeeding Options shall lapse. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease o an entity other than a Tenant Affiliate after the exercise of an Option but prior to the Commencement of the respective Extension (whether with or without Landlord's consent), such Option and any succeeding Options shall lapse and the Lease Te m shall expire as if such Option were not exercised. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease in accordance with Article 9 of the Lease after the exercise of an Option and after the commencement of the Extension related to such Option, then the term of the Lease shall expire upon the expiration of the Extension during which such sublease or transfer occurred and only the succeeding Options shall, lapse.

B.    Calculation of Rent.

        The Base Rent during the Extension(s) shall be determined by one or a combination of the following methods (INDICATE METHOD UPON EXECUTION OF THE LEASE):

/x/	1.	Cost of Living Adjustment (Section B.1, below) Rental Adjustment Date(s): The first day of the 13th, 25th, 37th and 49th month(s) of the first Extension(s) of the Lease Term.
	3.	Fixed Adjustment The Base Rent shall be increased to the following amounts (the "Adjusted Base Rent(s)") on the dates (the "Rental Adjustment Date(s)") set forth below:
Rental Adjustment Date(s)	Adjusted Base Rent(s)
$

$

$

$

        1.     Cost of Living Adjustment.

        The Base Rent shall be increased on the dates specified in Section B.1, above (the "Rental Adjustment Date(s)") by reference to the Index defined in Section 3.02 of the Lease or the substitute index described in Paragraph 3.02(b) of the Lease, as follows: The Base Rent in effect immediately prior to the applicable Rental Adjustment Date (the "Comparison Base Rent") shall be increased by the percentage that the Index has increased from the month in which the payment of the Comparison Base Rent commenced through the month in which the applicable Rental Adjustment Date occurs. In no event shall the Base Rent be reduced by reason of such comparison.

        2.     Fair Rental Value Adjustment.

        The Base Rent shall be increased on the date(s) specified in Section B.2. above (see "Rental Adjustment Date(s)") to the "fair rental value" of the Property, determined in the following manner:

          (a) Not later than one hundred (100) days prior to any applicable Rental Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Properly as of such Rental Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Properly at least ninety (90) days prior to the applicable Rental Adjustment Date, the fair rental value shall be determined by appraisal, by one or more appraisers or brokers (herein called "Appraiser(s)"), as provided in Section B.2(b), below. If appraiser(s) are used, such appraiser(s) shall have at least five (5) years' experience in the appraisal of commercial/ industrial real properly in the area in which the Property is located and shall be members of professional organizations such as MAI or equivalent. If broker(s) are used, such broker(s) shall have at least live (5) years' experience in the sales and leasing of commercial/industrial real property in the area in which the Property is located and shall be members of professional organizations such as the Society of Industrial and Office Realtors or equivalent.

          (b) If Landlord and Tenant are not able to agree upon the fair rental value of the Property within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single Appraiser not later than seventy-five (75) days prior to the applicable Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single Appraiser within such time period, then Landlord and Tenant shall each appoint one Appraiser not later than sixty-five (65) days prior to the applicable Rental Adjustment Date. Within ten (10) days thereafter, the two (2) appointed Appraisers shall appoint a third (3rd) Appraiser. If either Landlord or Tenant fails to appoint its Appraiser within the prescribed time period, the single Appraiser appointed shall determine the fair rental value of the Property. If both parties fail to appoint Appraisers within the prescribed time periods, then the first Appraiser thereafter selected by a party shall determine the fair rental value of the Property. Each party shall bear the cost of its own Appraiser and the parties shall share equally the cost of the single or third Appraiser, if applicable.

          (c) For the purposes of such appraisal, the term "fair market value" shall mean the price that a ready and willing tenant would pay, as of the applicable Rental Adjustment Date, as monthly rent to a ready and willing landlord of property comparable to the Property if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single Appraiser is chosen, then such Appraiser shall determine the fair rental value of the Property. Otherwise, the fair rental value of the Property shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event, however, shall the Base Rent be reduced by reason of such computation. Landlord and Tenant shall instruct the Appraiser(s) to complete the determination of the fair rental value not later than thirty (30) days prior to the applicable Rental Adjustment Date. If the fair rental value is not determined prior to the applicable Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Property immediately prior to such Extension, until the fair rental value is determined. When the fair rental value of the Property is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent determined hereunder.

Emeryville Business Center

1250 45th Street, Emeryville, California

[Graphic showing site layout for leased property]

[GRAPHIC]	DISCLOSURE AND ACKNOWLEDGMENT Addendum to Leasing Agreement/Lease & Sublease Agreement Proposal to Lease CB RICHARD ELLIS, INC. Brokerage and Management Licensed Real Estate Broker
Date: June 2. 1998
Lessor:	Emeryville Business Centre
Lessee:	Alibrus, a California Corporation
Property:	1250-45th Street, Suite 100, Emeryville. CA 94608

I.     NOTIFICATION RE: NATIONAL FLOOD INSURANCE PROGRAM (CBC Form 5230)

        This property may or may not be located in a Special Flood Hazard Area on United States Department of Housing and Urban Development (HUD) "Special Flood Zone Area Maps." Federal law requires that as a condition of obtaining federally related financing on most properties located in "flood zones," banks, savings and loan associations, and some insurance lender require flood insurance to be carried where the property, real or personal, is security for a loan. This requirement is mandated by the national Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973. The purpose of the program is to provide flood insurance to property owners at a reasonable cost. Cities or counties participating in the National Flood Insurance Program may have adopted building or zoning restrictions, or other measures, as part of their participation in the program. You should contact the city or county in which the property is located to determine any such restrictions. The extent of coverage available in you area and the cost of this coverage may vary, and for further information, you should consult your lender or insurance carrier.

Flood Zone Designation:	Zone:	Source:	Not Available

II.    ALOUIST-PRIOLO NOTIFICATION: ALQUIST-PRIOLO SPECIAL EARTHQUAKE FAULT ZONING ACT (CBC Form 5228-5229)

        The Property described above is not situated in an Earthquake Fault Zone as designated under the Alquist-Priolo Earthquake Fault Zoning Acts. Sections 2621-2630, inclusive, of the California Public Resources Code: and, as such, the construction or development on the property of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in the State of California, unless such report is waived by the city or county under the terms of that Act. No representations on the subject are made by Sub Lessor or by CB Commercial Real Estate Group. Inc. Or its agents or employees and the Sub Lessee should make his/her/its own inquiry or investigation.

        Source: Special Studies Zones: Revised 1/1/82

For further information, you may wish to contact appropriate city or county agencies:

III.  HAZARDOUS WASTES OR SUBSTANCES AND UNDERGROUND STORAGE TANKS

        Comprehensive federal and state laws and regulations have been enacted in the past several years in an effort to control the use, storage, handling, clean-up, removal and disposal of hazardous wastes or substances. Some of these laws and regulations (such as, for example, the Comprehensive Environmental Response Compensation and Liability Act (CERCLA)) provide for broad liability on the part of owners, tenants, or other users of property for clean-up costs and damages. regardless of fault. Another such statute is California Health and Safety Code Section 25359.7(a), which provides in part that a Sub Lessor of nonresidential real property who knows, or has reasonable cause to believe, that any release of a hazardous substance has come to be located on or beneath that real property shall, prior to the Lease, give written nonce of that condition to the Sub Lessee; and that failure of the Sub Lessor to provide written notice as required shall subject the Sub Lessor to liability for damages. Other laws and regulations set standards for the handling of asbestos, and establish requirements for the use, modification, abandonment, and closure of underground storage tanks.

        It is not practical or possible to list all such laws and regulations in this Notice. Therefore, Sub Lessors and Sub Lessees are urged to consult legal counsel to determine their respective rights and liabilities with respect to the issues described in this Notice, as well as all other aspects of the proposed transaction. If hazardous wastes or substances have been, or are going to be used, stored, handled or disposed on the property, or of the Property has been or may have underground storage tanks, it is essential that legal and technical advice be obtained to determine, among other things, the nature of permits and approvals which have been obtained or may be required; the estimated costs and expenses associated with the use, storage, handling, clean-up, disposal or removal of hazardous wastes or substances; and the nature and extent of contractual provisions necessary or desirable in this transaction. Broker recommends expert assistance and site investigation to determine past uses of the property, which may provide valuable information as to the likelihood of hazardous wastes or substances, or underground storage tanks, being. on the Property.

        Sub Lessor agrees to disclose to Broker and to Sub Lessee any and all information it has regarding present and future zoning and environmental matters affecting the Property and regarding the condition of the Property including but not limited to mechanical and soils conditions, the presence and location of asbestos, PCB transformers, other toxic, hazardous, or contaminated substances, and underground storage tanks in, on, or about the Property. Broker hereby requests that such information be provided immediately so that it may be timely communicated to the Sub Lessee.

        Broker has conducted no investigation regarding the subject matter, hereof. except as may be contained in a separate written document signed by Broker. Broker makes no representations concerning the existence or nonexistence of hazardous wastes or substances, or underground storage tanks, in, on, or about the property. Sub Lessee should contact a professional such as a civil engineer, industrial hygienist or other persons with experience in these matters, to advise on these matters.

        The term "hazardous wastes or substances" is used herein in its very broadest sense and includes. but is not limited to. petroleum based products. paints and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCBs and other chemical products. Hazardous wastes or substances and underground storage tanks may be present on all types of real property. This Notice is intended to apply to any transaction involving an type of real property, whether improved or unimproved.

IV.   BROKER DISCLOSURE

        The parries hereby expressly acknowledge that Broker has made no independent determination or investigation regarding the following present or future use or zoning of the property; environmental matters affecting the Property; the condition of the Property, including, but not limited to structural, mechanical and soils conditions as well as issues surrounding hazardous wastes or substances as set out above, violations of the Occupational Safety and Health Act or any other federal, state, county or municipal laws, ordinance, or statutes; measurements of land and/or buildings. Sub Lessee agrees to make its own investigation and determination regarding such items. A real estate broker is qualified to advise on real estate. If you desire legal advice, consult your attorney.

V.     AMERICANS WITH DISABILITIES ACT (ADA)

        Owners or tenants of real property may be subject to the Americans with Disabilities Act (ADA), a federal law codified at 42 USC Section 12101 et seq. Among other requirements of the ADA that could apply to your property, Title III of the Act requires owners and tenants of "public accommodations" to remove barriers to access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. The regulations under Title III of the ADA are codified at 2S CFR Part 36.

        Broker recommends that you and your attorney review the ADA and the regulations, and, if appropriate, your proposed lease or purchase and sale agreement to determine if this would apply to you and the nature of the requirements. These are legal issues. You are responsible for conducting your own independent investigation of these issues.

VI.  COMPLIANCE WITH LAWS

        The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

RECEIPT OF A COPY OF THESE DISCLOSURES IS HEREBY ACKNOWLEDGED.

LESSOR: EMERYVILLE BUSINESS CENTRE		LESSEE: ALIBRUS, A CALIFORNIA CORPORATION
By:	/S/ RONALD J. SILBERMAN	By:	/S/ LAWRENCE LOUIE
Title:	Ron Silberman General Partner	Title:	Lawrence Louie, CFO
Date:	6-24-98	Date:	6/23/98

This portion to be completed in conjunction with negotiation and/or consummation of lease or purchase and sale agreement.

VII. BROKER REPRESENTATION DISCLOSURE AND ACKNOWLEDGMENT

  CB Richard Ellis herein represents Lessor.

  La Salle Partners herein represents Lessee.

              (check if applicable) Lessor and Lessee hereby acknowledge that Broker represents both patties hereto: and both parties consent thereto.

                    Lessor's initials            Lessee's initials

Consult Your Advisors. No representation or recommendation is made by CB Richard Ellis, Inc. or any of its agents or employees as to the legal effect, interpretation, or economic consequences of this agreement, the transaction contemplated hereunder, the national flood insurance program and related legislation, nor of other legislation referred to herein. These are questions that you should address with your consultants and advisors.

REV: June 16, 1998

10 September 1998

Lawrence Louie, CFO
Alibrus, A California Corporation
1250 45th Street, Suite 100
Emeryville, California 94608

  Re: Addendum #1 to Lease dated 6/2/98

Dear Larry,

The following items are in addition to the above stated Lease with the same terms and conditions to prevail:

1.
The spelling of Alibrus has been changed to Alibris.

2.
The term: 7/1/98 through 6/30/2003

If all meets with your approval, please sign on the line provided and return this original to me as soon as possible.

Thank you,

/S/ ELAYNE M. PIERI

Elayne M. Pieri
Property Manager

/S/ LAWRENCE LOUIE	9/16/98

Lawrence Louie, CFO	Date

Fordham Properties Inc.
5835 Doyle St.
Suite 101
Emeryville, CA 94608
510 547-7177
FAX 547-8442

16 August 1999

Lawrence Louie, COO
Alibris, A California Corporation
1250 45TH Street, Suite 100
Emeryville, California 94608

    Re:
    Addendum #2 to Lease Dated 6/2/98 and Addend of 9/10/98

Dear Larry,

The following items are in addition to the above stated Lease and Addend with the same terms and conditions to prevail:

1.	Alibris will Lease Suite 150, approximately 6500 sq. ft.
2.	Term:
1 January 2000 (or sooner if available) through 30 June 2003. Because Suite 150 is an existing tenancy, Landlord makes no representation or guarantee that space will be ready for occupancy on above date, but will make all reasonable efforts to provide occupancy to Alibris.
3.	Rent:	$9,750.00. Lease rate for year one (1) @ $1.50 NNN. Subsequent annual increases @ 3%; increases will be pro-rated to coincide with original Lease increase dates.

Premises to be in as is condition. Landlord to clean existing carpets and will paint where necessary. Tenant to provide their improvements subject to approval of Landlord, which will not be unreasonably withheld.
4.	Deposit:	$9,750.00
5.	Option to Extend:	Notwithstanding terms and conditions of options of original Lease, the option rate for suite #150 shall be priced at the "Market Rate for Emeryville Area".
6.	Lawrence Louie's title has changed "from CFO (Chief Financial Officer) to COO (Chief Operations Officer).

Please sign on the line provided and return this original to me as soon as possible.

Thank you,

/s/ Elayne M. Pieri

Elayne M. Pieri
Property Manager

/s/ LAWRENCE LOUIE Lawrence Louie, COO for Alibris	8/31/99 Date

5 October 1999

Lawrence Louie, COO
Alibris, A California Corporation
1250 45th Street, Suite 100
Emeryville, California 94608

    Re:
    Addendum #4 to Lease dated 6/2/98 and
    Addends of 9/10/98; 8/16/99 and 9/17/99

Dear Larry,

The following items are in addition to the above stated Lease and Addends with the same terms and conditions to prevail:

1.	Alibris will Lease Studio 10 at 4701 Doyle St, on a month to month basis until they take over Suite 150
2.	Term:	6 October 1999 until needed
3.	Rent	$2000.00 Per Month
4.	Deposit:	$2000.00

The rent for the month of October is pro-rated to $1677.52. Please make two (2) separate checks payable to Emeryville Business Centre; October Rent $1677.52 and the Deposit of $2000.00.

Please sign this addendum and return with both checks.

Thank you,

/s/ Elayne M. Pieri

Elayne M. Pieri
Property Manager

/s/ LAWRENCE LOUIE Lawrence Louie, COO for Alibris	Date

11 November 1999

Lawrence Louie, COO
Alibris, A California Corporation
1250 45th Street, Suite 100
Emeryville, California 94608

    Re:
    Addendum #5 to Lease 6/2/98 and
    Addends of 9/10/98; 8/16/99; 9/17/99 and 10/5/99

Dear Larry,

The following items are in addition to the above stated Lease and Addends with the same terms and conditions to prevail:

1.
Alibris is "no longer taking suite 300", instead they will take suite 350 (approximately 4560 square feet).

2.
Term: The exact start date will be determined at a later time and the end date will coincide with the original Lease date of 30 June 2003

3.
Rent: $7296.00 ($1.60 square foot)

4.
Deposit: $7296.00, I will take the $3900.00 given as deposit on suite 300 and transfer this amount towards the deposit for suite 350.

Please sign on the line provided and return "this original" with a check in the amount of $3396.00 (the balance of deposit) to me as soon as possible.

Thank you,

/s/ Elayne M. Pieri

Elayne M. Pieri
Property Manager

/s/ LAWRENCE LOUIE Lawrence Louie, COO for Alibris	11/18/99 Date

March 3, 2000

Lawrence Louie, COO
Alibris, A California Corporation
1250 45th Street, Suite 100
Emeryville, California 94608

    Re:
    Addendum #6 to Lease 6/2/98 and
    Addends of 9/10/98; 8/16/99; 9/17/99,10/5/99 and 11/11/99

Dear Larry,

The following items are in addition to the above stated Lease and Addends with the same terms and conditions to prevail:

1.
Alibris will take occupancy of the Upstairs Suite of 1260 45th Street at the time the current tenant has vacated and removed all furnishings and materials. (approximately 1650 rentable square feet).

2.
Term: The exact start date will be determined as soon as Alibris can take occupancy and the end date will coincide with the original Lease date of 30 June 2003

3.
Rent: $3712.50 ($2.25 per square foot)

4.
Deposit: $3712.50.

5.
Parking: three spaces

6.
CAM expenses: Pro:rata share based on 1.4% occupancy, currently running $.293 per square foot.

7.
Condition: Freshly painted, as is.

Please sign an the line provided and return "this original" with a check in the amount of $3712.50 to me as soon as possible.

Thank you,

/s/ Ronald J. Silberman

Ronald Silberman
General Partner, Emeryville Business Centre

/s/ LAWRENCE LOUIE Lawrence Louie, COO for Alibris	3/7/00 Date

September 30, 2002

Steve Gillan, Chief Financial Officer
Alibris, a California corporation
1250 45th Street, Suite 100
Emeryville, CA 94608

RE:
Addendum #7 to Lease of 6/2/98 and
Addends of 9/10/98; 8/16/99; 9/17/99; 10/5/99, and 11/11/99

Dear Steve,

The following items are in addition to the above Lease and Addendums:

1.
New Term and Extension for Suite 100: Three (3) years, beginning upon the expiration of the current Lease, which ends on June 30, 2003. The new lease term shall begin on July 1, 2003 and end on June 30, 2006.

2.
Rent: The rent for the one year period beginning on July 1, 2003 shall be the now current rent of $13,218.00.

3.
Rent Increases: On the 13th and 25th months the rent shall increase by the Consumer Price Index (CPI) per Section 4.1.1 of the Lease, "Exhibit A."

4.
Expiration of Lease and obligations on Suites 1260-U, 150 and 350 shall occur on June 30, 2003. Tenant shall pay any rent and expense differential between any current or future Sub-tenant or new Tenant that shall rent these suites between now and June 30, 2003. Suite 1260-U has been rented started Oct. 1, 2002. Landlord shall provide an accounting of this rent differential on a monthly basis and a copy of any new Leases that may occur. A copy of the Lease Addendum for 1260-U is enclosed as "Exhibit B" and shall be considered an acknowledgement by Alibris. As a financial accommodation to Alibris, Landlord shall continue to help with the sub-leasing or direct leasing of these Suites.

5.
Loan between Alibris and Fordham Properties, Inc.: As a sole benefit for Alibris, Fordham Properties shall loan to Alibris the amount of $70,000.00 as described in "Exhibit C."

Please sign below and return the original with a copy to be provided to you.

Thank you,

Ronald J. Silberman
General Partner, Emeryville Business Centre

/s/ STEVE GILLAN	10/1/02

Steve Gillan, Chief Financial Officer, Alibris, A California Corporation

EXHIBIT A

FORDHAM PROPERTIES LEASE

GENERAL LEASE PROVISIONS

        ARTICLE 1    INCORPORATION BY REFERENCE

        These General Lease Provisions are incorporated in and constitute part of the Lease document to which they are attached. Together with the Fundamental Lease provisions and any addenda, schedules, exhibits or attachments to this Lease, they are to be read and construed as the entire agreement of the parties in accordance with the provision of Section 20.24 hereof.

        ARTICLE 2    PREMISES

        For and in consideration of the Rent and the covenants and agreements set forth in this Lease to be kept and performed by Tenant, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Premises described in the Fundamental Lease Provisions for the term, at the Rent, and subject to and upon all of the terms, covenants, and agreements set forth herein.

        ARTICLE 3    TERM

        3.1    Term.    The term of this Lease will continue during the Lease term specified in the Fundamental Lease Provisions hereof, unless sooner terminated as provided in this Lease.

        3.2    Delay in Commencement.    Tenant agrees that in the event of the inability of Landlord for any reason to deliver possession of the Premises to Tenant on the Rent Commencement Date set forth in the Fundamental Lease Provisions. Landlord will not be liable for any damage thereby nor will such inability affect the validity of this Lease but in such case Tenant will not be obligated to pay Rent or other monetary sums until possession of the Premises is tendered to Tenant, If the delay in delivery of possession exceeds sixty (60) days, then Tenant at its option, to be exercised within ten (10) days after the end of the sixty (60) day period, may terminate this Lease. If Landlord has not delivered possession of the Premises within six (6) months from said Rent Commencement Date, Landlord may, by notice in writing to Tenant within ten (10) days thereafter, cancel the Lease. If either party cancels as hereinabove provided, Landlord will return any monies previously deposited by Tenant and, the parties will be discharged from all obligations hereunder.

        3.3    Construction.    The obligations of Landlord and Tenant to perform work, supply labor and materials and prepare the Premises for occupancy are set forth in detail in Exhibit B to this Lease. Landlord and Tenant will expend all funds and do all acts required of them in Exhibit B and will have the work performed promptly and diligently and in a first-class, workmanlike manner in accordance with all applicable Law. If Landlord is obligated hereunder to perform construction or remodeling work, then possession will not be deemed tendered and the term of this Lease will not commence until the first to occur of the following: (a) upon written certification by Landlord that Landlord's construction work (if any) has been substantially completed; or (b) upon the Tenant's substantial occupancy within the Premises.

        3.4    Acknowledgment of Commencement Date.    In the event the Rent Commencement Date is delayed beyond the sixty (60) days described in Section 3.2 of this Lease, Landlord and Tenant will execute a written acknowledgment of the Rent Commencement Date and the Expiration Date of the Lease and will attach it to the Lease as an additional Exhibit.

        ARTICLE 4    RENT

        4.1    Base Rent.    Tenant will pay the sum set forth in Section 5 of the Fundamental Lease Provisions of this Lease as Base Rent for the Premises in advance on the first (1st) day of each calendar month of the term of this Lease, without deduction, offset, prior notice or demand, in lawful money of the United States, subject to adjustment as set forth in Section 4.1.1 of this Lease. If the Rent Commencement Date is not the first (1st) day of a month, or if the date on which the Lease terminates or the Expiration Date is not the last day of a month, a prorated monthly installment will be paid at the then current rate for the fractional month during which the Rent Commencement or Expiration Date occurs or the Lease is terminated. Tenant hereby acknowledges that Landlord will not be required to send monthly statements and invoices as a condition to Tenant paying any Rent due under this Lease. Payment of Rent and Other Charges will be made to Landlord at the address for notice set forth in Section 12 of the Fundamental Lease Provisions of this Lease or elsewhere as directed by Landlord.

          4.1.1    Annual Base Rent Adjustment.    At the commencement of the second Lease Year, the Base Rent will be adjusted as follows. The Index published most immediately preceding the Rent Commencement Date (the "Beginning Index") will be compared to the Index published most immediately preceding the first month of the second Lease Year (the "Adjustment Index"). If the Adjustment Index has increased over the Beginning Index, the Base Rent for the second Lease Year will be set by multiplying the Base Rent for the first Lease Year by a fraction in which the numerator is the Adjustment index and the denominator is the Beginning Index. Base Rent for each subsequent Lease Year will be adjusted by application of the index for the Base Rent then in effect in the manner set forth above, subject to the following: (i) the Beginning Index will be the Adjustment Index at the time of the prior adjustment; (ii) the Adjustment Index will be the Index published most immediately preceding the first month of the next Lease Year. If Section 5(b) of the Fundamental Lease Provisions of this Lease is initialed by Tenant, the minimum and maximum annual increases based on the adjustments to Base Rent described herein will be applicable.
  SG 10/1/02

            A.    Alternate Index.    As soon as the Base Rent is set Landlord will give written notice to Tenant of the amount of the Base Rent. If the Index is changed so that the Base Year differs from the Base Year used as of the month preceding the Rent Commencement Date of the Lease, the Index will be converted in accordance with the conversion factor published by the Bureau. If the Index is discontinued or revised during the term as extended, such other governmental Index or computation with which it is replaced will be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. If the numerator of the fraction is not available at the Adjustment Date, Tenant will continue to pay the Base Rent in effect for the preceding Lease Year. Tenant will promptly pay to Landlord any deficiency at such time as Base Rent is adjusted.

EXHIBIT B

12 September 2002

Peggy F. Kivel
IHI, A Utah Corporation
1260L 45th Street
Emeryville, California 94608

Re:
Addendum #1 to Lease dated 3/10/98

Dear Peggy,

        The following items are in addition to the above stated Lease:

1260L: 2350 square feet
1.	Term:	3 years beginning 3/1/03 through 2/28/06
2.	Rent:	$3290.00 ($1.40 sq ft) Per Mo.; years 2 and 3 CPI Index Increase
3.	CAM:	Currently at $36 per square foot, billed monthly
1260U: 1650 square feet
1.	Term:	1 year beginning 10/1/02 through 9/30/03; if lease extended increases would be with the CPI Index through 2/28/06.
2.	Rent:	$2310.00 ($1.40 sq ft) Per Mo.
3.	CAM:	Currently at $36 per square foot, billed monthly
4.	Deposit:	$2310.00 Security Deposit

        If all meets with your approval, please sign on the line provided and return this original with your Security Deposit to me as soon as possible.

Thank you,

/s/  ELAYNE M. PIERI

Elayne M. Pieri
Property Manager

/s/ PEGGY F. KIVEL	9/18/02
Peggy F. Kivel for IHI, a Utah Corporation	Date
SG 10/1/02

EXHIBIT C

INSTALLMENT NOTE (Installments including Interest)

Emeryville, California	October 1, 2002

        For value received, Alibris, A California Corporation promise to pay Fordham Properties, Inc. or order, at 5835 Doyle Street, Suite 101, Emeryville, CA 94608 the sum of Seventy Thousand Dollars ($70,000.00): loan shall be made in 7 equal payments of $10,000.00 per month, payable to Alibris on the first of each month, starting October 1, 2002. Interest will accrue on unpaid principal at the rate of 10% per annum; principal and interest payable in installments of Ten Thousand and 00/100's, plus interest ($10,000.00 ++ interest) or more on the 5th day of each month, beginning on the 5th day of May, 2003 and continuing until the 5th day of November, 2003, or sooner on which day the unpaid balance of principal with unpaid interest thereon shall be due and payable.

        Each payment shall be credited first on interest then due and the remainder on principal, and interest shall thereupon cease upon the principal so credited. Should default be made in payment of any installment when due the whole sum of principal in interest shall become immediately due at the option of the holder of this note and after said breach, said obligation shall continue to accrue interest at the rate of 10% per annum. Principal and interest payable in lawful money of the United States. If action be instituted on this note, we/I promise to pay such sum as the Court may fix as attorney's fees.

This note is secured by Accounts Receivable, Inventory and Assets of Alibris, A California Corporation; please provide a resolution that allows Corporation to borrow against said securities.

In the event the herein described property or any part thereof, or any interest therein which has been given as security for the payment of this obligation is sold, agreed to be sold, conveyed or alienated by the Trustor, or by the operation of law or otherwise, all obligations secured by this instrument, irrespective of the maturity dates, expressed therein, at the option of the holder hereof and without demand or notice shall immediately become due and payable.

/s/ STEVEN GILLAN
BY:	Steven Gillan, C.F.O. Alibris, A California Corporation

Fordham Loan

		Principal	Principal Balance	10% Interest
Oct-02	1	10,000	10,000	83.33	83.33	10,083.33
Nov-02	2	10,000	20,000	167.36	250.69	20,250.69
Dec-02	3	10,000	30,000	252.09	502.78	30,502.78
Jan-03	4	10,000	40,000	337.52	840.31	40,840.31
Feb-03	5	10,000	50,000	423.67	1,263.98	51,263.98
Mar-03	6	10,000	60,000	510.53	1,774.51	61,774.51
Apr-03	7	10,000	70,000	598.12	2,372.63	72,372.63
May-03	8	(10,000)	60,000	598.12		($10,598.12)
Jun-03	9	(10,000)	50,000	598.12		($10,598.12)
Jul-03	10	(10,000)	40,000	598.12		($10,598.12)
Aug-03	11	(10,000)	30,000	598.12		($10,598.12)
Sep-03	12	(10,000)	20,000	598.12		($10,598.12)
Oct-03	13	(10,000)	10,000	598.12		($10,598.12)
Nov-03	14	(10,000)	—	598.12		($10,598.12)
				6,559.48

QuickLinks

  Exhibit 10.15
INSERTS TO LEASE
Emeryville Business Center 1250 45th Street, Emeryville, California
  EXHIBIT B
  EXHIBIT C
INSTALLMENT NOTE (Installments including Interest)